UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2015

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2015, The ExOne Company (the “Company”) announced that Hans J. Sack will join the Company as its President starting on March 16, 2015. In connection with the appointment, Mr. Sack resigned from the ExOne Board of Directors and as Chair of the Strategic Oversight Committee effective on March 10, 2015.

Mr. Sack, age 60, served as a member of the ExOne Board of Directors and as the Chair of the Strategic Oversight Committee from December 17, 2014 to March 10, 2015. Mr. Sack also served as a Managing Director of HEADWATERS | SC, a private consulting firm, from 2013 to March 2015. In that position, Mr. Sack worked on client engagements on matters relating to business growth strategy development and implementation, operational improvement initiatives, and acquisition and consolidation strategies and related due diligence. Prior to joining Headwaters, from 2010 to 2012, Mr. Sack served as President and CEO of Berg Steel Pipe Corp., the U.S. subsidiary of Europipe GmbH, a global leader in large diameter pipe for oil and gas pipelines. Mr. Sack served as President & CEO of Latrobe Specialty Steel Company, a producer of aerospace metals and tool steels owned by private equity firms, from 2006 to 2009. From 1990 to 2006, Mr. Sack worked for The Timken Company’s (NYSE: TKR) steel business, which is now known as TimkenSteel Corporation (NYSE: TMST), beginning in 1990 as a senior steel business specialist, serving in subsequent positions in the Steel Group as manager–small bar mill, project manager–parts strategy, general manager–precision steel components, and vice president–manufacturing–steel and becoming President & CEO of Timken Latrobe Steel in 1996 and becoming an officer of The Timken Company in 1998. Mr. Sack received a master’s degree in mechanical engineering from RWTH Aachen, Germany, and a master’s degree in business administration from the Harvard University Graduate School of Business Administration. Mr. Sack is a member of the Board of Directors of Saint Vincent College and its McKenna School of Business, Economics and Government.

Mr. Sack brings considerable leadership experience in steel operations and steel mill equipment, as well as automotive component and equipment manufacturing and will bring a strong base of experience and knowledge on operational, commercial, geographic and strategic matters to the Company.

As President, Mr. Sack will receive an annual base salary of $300,000. In connection with his appointment, Mr. Sack will also receive a grant of restricted stock on March 16, 2015 for 5,000 shares, which will vest in three equal installments over a three year period. Mr. Sack will also be eligible to participate in ExOne incentive compensation and benefit plans in which other executive officers participate. The Company and Mr. Sack will enter into a letter agreement dated as of March 16, 2015 providing that Mr. Sack will serve as the president of the Company for a one-year term (the “Initial Term”), which term will automatically renew unless either party gives 60 days prior notice to terminate the agreement. If the Company elects to terminate Mr. Sack during the Initial Term, the Company will pay Mr. Sack a severance package equal to three months base salary. A copy of the letter agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On March 11, 2015, the Company issued a press release announcing the appointment of Mr. Sack as President of the Company. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement dated March 10, 2015 between The ExOne Company and Hans J. Sack

99.1	Press Release of The ExOne Company dated March 11, 2015 titled “The ExOne Company Announces Appointment of Hans J. Sack as President”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The ExOne Company (Registrant)

March 13, 2015 (Date)	/s/ BRIAN W. SMITH Brian W. Smith Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement dated March 10, 2015 between The ExOne Company and Hans J. Sack

99.1	Press Release of The ExOne Company dated March 11, 2015 titled “The ExOne Company Announces Appointment of Hans J. Sack as President”